SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020

ARION GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-216895	35-2577375
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

16839 Gale Avenue #210
City of Industry, California 91748
(888) 991-6839
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.001 par value	ARGC	OTC Markets

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consummation of the purchase and sale of 5,000,000 shares of the Company’s common stock on June 3, 2020 effected a change of control of the Company, as the Buyer, using personal funds, acquired an aggregate of 5,000,000 shares, or approximately 65.53% of the Company’s 7,630,000 shares of Common Stock outstanding as of June 3, 2020. Currently, the Buyer is the Company’s majority, and controlling stockholder. In connection with the change of control as of June 17, 2020 the Board appointed Jay Hamilton to the Company’s Board of Directors. Also, as of June 17, 2020, the Board appointed Mr. Hamilton as President/CEO and Ms. Brenda Bin Wang as CFO and Mr. Mingyong Huang as Secretary. Mr. Huang remains a director of the Company The Board and the Company’s officers consist of the following persons

Name	Age	Position

Jay Hamilton	61	Director and President/CEO
16839 Gale Ave. #210
City of Industry, California 91748

Brenda Bin Wang	61	CFO
16839 Gale Ave. #210
City of Industry, California 91748

Mingyong Huang	43	Secretary
16839 Gale Ave. #210
City of Industry, California 91748

Each of the directors will serve until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death. resignation or removal. The following is information concerning the business backgrounds of each of Mr. Hamilton, Ms. Wang and Mr. Huang:

Jay Hamilton has been President and Founder of Canbest, LLC since 2015. Mr. Hamilton autonomously invested in Yunnan Canbest Biotechnology LLC in 2017, which is a whole industry chain with hemp cultivation, extraction & manufacture. Yunnan Canbest Biotechnology LLC also has been researching Chinese medicine and developing online sales channel at city of Walnut, CA. Mr. Hamilton has Bachelor degree with major in Organic Chemistry of Guangxi University in China. Mr. Hamilton has been working in plants processing extraction & cosmetic R&D for a long time with a high reputation in the industry.

Brenda Wang was Financial Director in Kanghua Technolocy Inc, Beijing and was Financial business director in Shenzhen Wanke Caishe Branch. Ms. Brenda Wang had been working as Financial Director at U.S. Healthy Herbal Company since 2001. Ms. Brenda Wang has been Financial Director at U.S. Herbal Industry Group Company since 2011. Ms. Brenda Wang graduated from Beijing Jinghua Medical University.

Mingyong Huang. Since 2005, Mr. Huang has been the president and founder of Promise Logistics Corp. He is also the founder in 2012 of US Alibaba, LLC, an online sales company doing business in California. In 2016 Mr. Huang founded IDream Space, LLC, a company that operates an innovative co-working office space located in the City of industry, California. In 2018 he founded 428 Cloverleaf, LLC, a licensed cannabis planting company located in Baldwin Parle California and in 2015 he founded the 15100 Nelson, LLC, a company that provided a platform to service the trucking industry. Mr. Huang received his bachelor’s degree from Shenyang Education College, China.

There are presently no plans or commitments with regard to such compensation or remuneration. The Company has no employee benefit plans or other compensation plans.

In this Current Report on Form 8-K. “Company,” “our company,” “us.” “ARGC,” and “our” refer to Arion Group Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q. Form 8-K, or their successors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 26, 2020

Arion Group Corp.

By:	/s/ Jay Hamilton
Jay Hamilton, CEO/President

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